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                                                                   EXHIBIT 99.01


                                CTS CORPORATION

OUR BUSINESS

     We are a global manufacturer of electronic components and sensors primarily for the automotive, computer and communications markets. Within the communications market, we design and manufacture products for both mobile handsets and wireline and wireless equipment, generally referred as communication infrastructure. We also offer specialized electronics manufacturing, design and supply-chain services to computer and communications original equipment manufacturers, or OEMs, as well as a growing number of industrial and medical OEMs. Founded in 1896, we are headquartered in Elkhart, Indiana and have engineering and manufacturing operations in North America, Asia and Europe.

     We operate our business through two reportable segments: (1) Components and Sensors and (2) electronics manufacturing services, or EMS. Through our Components and Sensors segment, we design and manufacture a broad product line of components and sensors, principally electronic and electro-mechanical sensors and actuators used in cars and some commercial vehicles; electronic components used in mobile handsets and various products in the communications infrastructure and computer markets; switches, resistive technology based termination devices, cursor control devices used in computer, consumer and industrial applications; and ceramic components and assemblies used in medical, industrial and other applications. Our principal customers in the Components and Sensors segment include OEMs in the automotive industry and their largest direct suppliers, known as Tier 1 suppliers, and OEMs and contract manufacturers in the computer and communications industries. Our automotive product manufacturing operations are located in the United States, Canada, Mexico, Scotland, Taiwan and China. Our electronic components manufacturing operations are located primarily in Asia, with some smaller operations in the United States.

     Through our EMS segment, we assemble electronic and mechanical components into finished sub-assemblies, such as printed circuit board assemblies, and perform the final assembly of products under contract manufacturing agreements with OEMs. Our EMS segment also provides global supply-chain management services, such as the development and sourcing of required materials, the coordination of new product launches and transportation services. Our EMS segment serves OEMs in the computer and communications markets and, with increasing frequency, the networking, medical diagnostic and imaging, industrial and automotive industries. Our EMS operations are located in the United States, Scotland, Singapore and China.

OUR STRATEGY

     We focus on niche markets with growth potential where we believe our strengths in applications engineering, materials technology and manufacturing execution, as well as our global presence, position us to achieve profitability and growth by providing value that differentiates us from our competitors.

     In our Components and Sensors segment, we focus on the following strategic initiatives:

     - Aggressively introduce innovative products. We have invested in research and development and enhanced our product development process to increase the rate at which we introduce new products.

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       We also seek to increase opportunities to supply additional materials or labor services by providing end products that provide additional value to our customers. Our integrated accelerator pedal module is an example of a product with increased value. This product combines an accelerator pedal and our pedal position sensor in a single modular unit that electronically transmits accelerator motion to the automotive engine. The module sells for approximately two times more the average price of our stand-alone pedal position sensors. Another example of products that provide greater value to customers is our line of crystal-based frequency control modules, which incorporate into high-level assemblies our precision frequency control electronic components, essentially timekeeping devices that determine the sequence of operations within electronic equipment. These modules sell for two to seven times the price of the frequency control components that form a part of the modules.

     - Expand our auto sensors business in Asia. While the market for automobiles in China is still small relative to North America and Europe, car sales in China grew by approximately 70% in 2003 to reach 2.1 million units. We believe that our significant infrastructure in Asia and our experience as a significant supplier of automotive sensors in North America and Europe position us to capitalize on the rapid growth in auto sales in China. In 2002 and 2003, we expanded our direct sales presence in Shanghai, China and Nagoya, Japan, and initiated automotive manufacturing operations in our facilities in Kaohsiung, Taiwan and Dongguan, China.

     - Broaden our customer base. We are focused on developing new customers and increasing our market penetration. Our sales engineers service our largest customers by designing and developing products to meet specific customer requirements. By maintaining sales offices in the United States, Scotland, China, Hong Kong, Japan, Taiwan and Singapore, we intend to create a global engineering presence that can respond to specific design needs from both new and existing customers around the world.

     - Pursue growth opportunities in the communications infrastructure market. We believe that our strong technology, extensive applications knowledge and ability to manufacture and deliver products and services in an efficient manner position us well to expand our market share in the communications infrastructure market. Recently, we capitalized on opportunities in this market through the introduction of our new line of crystal-based frequency control modules.

     - Consolidate electronic components manufacturing operations in Asia to lower costs. We have components and sensors production capabilities in the United States, Canada, Mexico, Scotland, Taiwan, China and Singapore. Since late 2001, we have consolidated our frequency control products and most of our ceramics components manufacturing operations in Asia, where we have significant manufacturing capabilities. The consolidation of operations in Asia has resulted in lower overhead and labor costs. To improve our manufacturing cost position further, we are continuing to transfer additional product manufacturing capacity to China.

     Our EMS business model focuses on customers that produce a number of varied products, but with low or medium volumes in any particular product line or model. These customers require a full supply-chain capability, similar to their larger competitors. To grow this business, we have implemented the following key strategies:

     - Capitalize on our global manufacturing strengths and supply-chain capabilities. We believe that few of our EMS competitors offer integrated, global and full supply-chain services to customers that produce a number of varied products. The largest EMS providers typically focus on customers with very high volume and low product variation. Smaller EMS providers generally lack the broad supply-chain service capability and global presence desired by customers seeking an EMS provider that can grow with them.

     - Expand our customer base. We will continue to support large existing customers, such as Hewlett-Packard and Motorola, in the computing and communications markets, while seeking to expand and diversify our customer base. In particular, we intend to target OEMs in the medical, industrial and automotive markets, which have the high product mix and low to medium volumes requirements well suited to our EMS capabilities.

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     - Expand geographically to better serve customers.  We believe that our network of strategically positioned facilities can reduce costs, simplify and shorten an OEM's supply chain and reduce the time required to bring a product to market. We intend to pursue geographic expansion to support our global customers with cost-effective and timely delivery of quality products and services that they require worldwide, as well as to lower our manufacturing costs. In 2004, to meet the needs of a major customer, we extended our EMS capabilities into Singapore. We now deliver finished products for this customer from multiple locations.

     In addition, with respect to both our Components and Sensors and EMS segments, we intend to selectively pursue strategic acquisitions. We seek acquisitions that give us the opportunity to access new customers and markets, broaden our manufacturing and service capabilities and geographic presence, further develop our existing customer relationships or utilize excess capacity. We intend to evaluate and pursue acquisition opportunities on a selective and strategic basis.

COMPONENTS AND SENSORS PRODUCTS

     We design, manufacture and sell electronic components and sensors that are primarily used within the automotive, computer and communications markets. The following is a description of some of our products:

     Our automotive products include:

     - sensors used in engine air and fuel management systems, such as throttle position and exhaust gas recirculation sensors;

     - sensors used in position measurement systems, such as seat position sensors;

     - integrated accelerator pedal modules, which transmit accelerator motion to the automotive engine;

     - belt tension sensors, which measure seat belt tension to assist in proper airbag deployment.

     - fuel level sensors, which provide accurate fuel level measurement; and

     - active manifold actuators, which, when used in combination with our throttle position sensors, control engine airflow under dynamic engine conditions to improve performance and reduce emissions.

     Our electronic components include:

     - crystal-based frequency control components and assemblies, such as ovenized oscillators and frequency control modules used primarily in communications infrastructure applications;

     - ceramic duplexers and filters used in mobile handsets and other communications applications;

     - resistor technology based products, including high-density resistor arrays used as terminating devices in computing and electronic storage systems;

     - human interface devices, such as cursor controls used in computers and games;

     - various switches and potentiometers used in commercial and industrial applications; and

     - ceramic components and assemblies used in various applications, such as ink jet printers, sonar applications and medical ultrasound equipment.

EMS

     In our EMS segment, we design and build printed circuit assemblies and complex backplanes for high-end computing and communications equipment, primarily using components and materials designed and manufactured by other parties. Printed circuit assembly involves attaching electronic components, such as integrated circuits, capacitors, microprocessors, resistors and memory modules, to printed circuit boards. Printed circuit boards are made of laminated materials and contain electrical circuits and connections that interconnect and transmit electrical signals among the components that are assembled on the printed circuit boards. Backplanes are very large printed circuit boards that serve as the backbones of sophisticated

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electronics products and provide interconnections for printed circuit boards, integrated circuits and other electronic components.

     We offer our EMS customers comprehensive and integrated design and manufacturing services, from initial product design to volume production and direct order fulfillment. In the EMS process, we provide specialized design and engineering services to our customers to complement their initial product development efforts; we work with our customers' product development engineers to optimize product designs to improve the manufacturing efficiency and to reduce the manufacturing costs of these products; we build tests to identify product defects and failures; we build and test prototypes for our customers; and we provide final assembly and testing of our customers' products.

OUR INTELLECTUAL PROPERTY

     We hold various United States and foreign patents relating to certain of the products which we have designed and manufactured, as well as certain of the processes and equipment used in our manufacturing technology. In addition, we have registered trademarks in the United States and various other countries throughout the world. For other proprietary processes, we rely primarily on trade secret protection. We believe that our success is not materially dependent on the existence or duration of any patent, group of patents or trademarks.

RECENT DEVELOPMENTS

     Our business has improved considerably in recent months. Among other indications of this improvement:

     - Sales increased by 14% for the six months ended March 28, 2004 from the six months ended March 30, 2003, due primarily to the implementation of our growth strategies and an economic upturn in our served markets.

     - Reduced depreciation and other expenses attributable to the facilities we closed as a part of our restructuring initiatives and a general improvement in the management and allocation of our fixed costs have improved earnings.

     - Our belt tension sensor has been selected for application on 15 vehicle models.

     - Our new integrated accelerator pedal modules have captured positions in 22 vehicle models.

     - Our automotive product sales in Asia increased from approximately $2 million in 2001 to over $10 million in 2003.

     - Our EMS business continues to grow with nine new customers added in 2003, including customers from the medical, automotive and industrial markets.

RECENT RESTRUCTURING ACTIVITIES

     In 2001, 2002 and 2003, we recorded restructuring and impairment charges of $40.0 million, $18.3 million and $4.6 million, respectively, primarily relating to our Components and Sensors segment. In 2003, we recorded an impairment charge to reduce the carrying value of certain assets in the Components and Sensors segment to their estimated fair value following the final production of previously announced discontinued products and a reassessment of the current market value of certain equipment held for sale. The 2001 and 2002 restructuring programs primarily involved the relocation and consolidation of certain manufacturing operations to realize operational improvements and realign our manufacturing capacity. Also, in 2001 and 2002, we recognized expenses of $10.7 million and $1.3 million, respectively, for inventory write downs, equipment relocation and other employee costs related to our restructuring initiatives. Of the restructuring and impairment charges and operating expenses described above, $23.1 million involved the expenditure of funds, while the remainder were non-cash in nature. We completed our restructuring programs in 2003.

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                                  RISK FACTORS

                         RISKS RELATED TO OUR BUSINESS

BECAUSE WE CURRENTLY DERIVE A SIGNIFICANT PORTION OF OUR REVENUES FROM A SMALL NUMBER OF CUSTOMERS, ANY DECREASE IN ORDERS FROM THESE CUSTOMERS COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS.

     We depend on a small number of customers for a large portion of our business, and changes in the level of our customers' orders have, in the past, had a significant impact on our results of operations. Our 15 largest customers represent a substantial portion of our sales, approximately 71% of net sales in 2003, 73% of net sales in 2002 and 75% of net sales in 2001. Our two largest customers are Hewlett-Packard Company and Motorola, Inc., which represented approximately 33% and 13%, respectively, of our net sales in 2003. If a major customer significantly cancels, delays or reduces the amount of business it does with us, there could be an adverse effect on our business, financial condition and operating results. Such adverse effect likely would be material if one of our largest customers significantly reduced its amount of business. Significant pricing and margin pressures exerted by a key customer could also materially adversely affect our operating results. In addition, we generate significant accounts receivable from sales to our major customers. If one or more of our largest customers were to become insolvent or otherwise unable to pay or were to delay payment for our services, our business, financial condition and operating results could be materially adversely affected.

OUR CUSTOMERS HAVE CANCELED AND MAY IN THE FUTURE CANCEL THEIR ORDERS, CHANGE PRODUCTION QUANTITIES OR LOCATIONS OR DELAY PRODUCTION.

     We generally do not obtain firm, long-term purchase commitments from our customers, and we often experience reduced lead times in customer orders. Customers cancel their orders, change production quantities and delay production for a number of reasons. Uncertain economic and geopolitical conditions have resulted, and may continue to result, in some of our customers delaying the delivery of some of the products we manufacture for them and placing purchase orders for lower volumes of products than previously anticipated. Cancellations, reductions or delays by a significant customer or by a group of customers have harmed, and may continue to harm, our results of operations by reducing the volumes of products manufactured by us, as well as by causing a delay in the recovery of our expenditures for inventory in preparation for customer orders and lower asset utilization resulting in lower gross margins. In addition, customers may require that manufacturing of their products be transitioned from one facility to another to achieve cost and other objectives. Such transfers result in inefficiencies and costs due to resulting excess capacity and overhead at one facility and capacity constraints and the inability to fulfill all orders at another.

     In addition, we make significant decisions, including determining the levels of orders that we will seek and accept, production schedules, component procurement commitments, personnel needs and other resource requirements, based on our estimates of customer requirements. The short-term nature of our customers' commitments and the changes in demand for their products reduce our ability to estimate accurately future customer requirements. This makes it difficult to schedule production and maximize utilization of our manufacturing capacity. Anticipated orders may not materialize and delivery schedules may be deferred as a result of changes in demand for our products or our customers' products. We often increase staffing and capacity, and incur other expenses to meet the anticipated demand of our customers, which cause reductions in our gross margins if customer orders are delayed or canceled. On occasion, customers require rapid increases in production, which may stress our resources and reduce margins. We may not have sufficient capacity at any given time to meet our customers' demands. In addition, because many of our costs and

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operating expenses are relatively fixed over the short term, a reduction in customer demand harms our gross profit and operating income until such time as adjustments can be made to levels and structural costs.

BECAUSE WE DERIVE A SUBSTANTIAL PORTION OF OUR REVENUES FROM CUSTOMERS IN THE AUTOMOTIVE, COMPUTER AND COMMUNICATIONS INDUSTRIES, WE ARE SUSCEPTIBLE TO TRENDS AND FACTORS AFFECTING THOSE INDUSTRIES AS WELL AS THE SUCCESS OF OUR CUSTOMERS' PRODUCTS.

     Net sales to the automotive, computer and communications industries represent a substantial portion of our revenues. Factors negatively affecting these industries and the demand for their products also negatively affect our business, financial condition and operating results. Any adverse occurrence, including industry slowdown, recession, political instability, costly or constraining regulations, armed hostilities, terrorism, excessive inflation, prolonged disruptions in one or more of our customers' production schedules or labor disturbances, that results in significant decline in the volume of sales in these industries, or in an overall downturn in the business and operations of our customers in these industries, could materially adversely affect our business, financial condition and operating results. For example, the trend toward consolidation in the computer and communications industries could result in a lower level of acceptance of our products, reduced product requirements, purchasing delays by combined entities or the loss of one or more customers. Also, the automotive industry is generally highly unionized and some of our customers have, in the past, experienced labor disruptions. Furthermore, the automotive industry is highly cyclical in nature and sensitive to changes in general economic conditions, consumer preferences and interest rates.

     Our customers are primarily original equipment manufacturers, or OEMs, in the automotive, computer and communications industries. Our future sales are dependent on the success of our customers. Our customers may discontinue or modify products containing components that we manufacture or develop products requiring new manufacturing processes. In addition, the computer and communications industries are subject to rapid technological change and changes in demand for our products and services. If our customers are unable to develop products that keep pace with the changing technological environment, our customers' products could lose market acceptance, and the demand for our products and services could decline significantly. If we are unable to offer technologically advanced, easily adaptable and cost effective services in response to changing customer requirements, demand for our products and services will decline.

WE MAY BE UNABLE TO COMPETE EFFECTIVELY AGAINST COMPETITORS IN OUR COMPONENTS AND SENSORS SEGMENT.

     Our Components and Sensors segment is operated in highly competitive industries that are characterized by price erosion and rapid technological change. We compete against many domestic and foreign companies, some of which have substantially greater manufacturing, financial, research and development and marketing resources than we do. Additionally, many of our customers are seeking to consolidate their business among one or more preferred or qualified suppliers. If any customer becomes dissatisfied with our prices, quality or timeliness of delivery, among other things, it could award future business or even move existing business to our competitors. Moreover, some of our customers could choose to manufacture and develop particular components themselves rather than purchase them from us. Increased competition could result in price reductions, reduced profit margins and loss of market share, each of which could materially adversely affect our business, financial condition and operating results. In addition, some of our competitors have engaged, and may in the future engage, in merger and acquisition transactions. Consolidations by competitors are likely to create entities with increased market share, customer bases, proprietary technology, marketing expertise and sales force size. These developments may materially adversely affect our ability to compete against these competitors. We cannot assure you that our products will continue to compete successfully with our competitors' products, including OEMs, many of which are significantly larger than us and have greater financial and other resources than we do.

WE ARE SUBJECT TO INTENSE COMPETITION IN THE EMS INDUSTRY.

     We compete against many providers of electronics manufacturing services. Some of our competitors have substantially greater manufacturing and financial resources and in some cases have more geographically diversified international operations than we do. Our competitors, such as Benchmark Electronics, Inc.,
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Solectron, Inc., Sanmina -- SCI Corporation and Teradyne, Inc., include both large global EMS providers and smaller EMS companies that often have a regional, product, service or industry specific focus. We also face competition from the manufacturing operations of our current and future OEM customers, which may elect to manufacture their own products internally rather than outsource the manufacturing to EMS providers. In addition, we could face competition in the future from other large global EMS providers, such as Celestica, Inc., Flextronics International Ltd. and Jabil Circuit, Inc., which currently provide services to some of our largest customers for different products. We may be at a competitive disadvantage with respect to price when compared to manufacturers with lower cost structures, particularly those with significant offshore facilities located where labor and other costs are lower. Competition may intensify further if more companies enter the markets in which we operate. Our failure to compete effectively could materially adversely affect our business, financial condition and operating results.


WE MAY BE UNABLE TO KEEP PACE WITH RAPID TECHNOLOGICAL CHANGES THAT COULD MAKE SOME OF OUR PRODUCTS OR PROCESSES OBSOLETE BEFORE WE REALIZE A RETURN ON OUR INVESTMENT.

     The technologies relating to some of our products have undergone, and are continuing to undergo, rapid and significant changes. Specifically, end markets for electronic components and assemblies are characterized by technological change, frequent new product introductions and enhancements, changes in customer requirements and emerging industry standards. The introduction of products embodying new technologies and the emergence of new industry standards could render our existing products obsolete and unmarketable before we can recover any or all of our research, development and commercialization expenses on capital investments. Furthermore, the life cycles of our products and the products we manufacture for others vary, may change and are difficult to estimate.

     Our future success will depend upon our ability to develop and introduce new products and product enhancements on a timely basis that keep pace with technological developments and emerging industry standards and address increasingly sophisticated requirements of our customers. We have incurred, and expect to continue to incur, expenses typical of the electronics industry associated with research and development activities and the introduction and promotion of new products. There can be no assurance that the expenses incurred will not exceed research and development cost estimates or that new products will achieve market acceptance and generate sales sufficient to offset development costs. We also cannot assure you that we will not experience difficulties that could delay or prevent the successful development, introduction and marketing of these new products or product enhancements or that our new products or product enhancements will adequately meet the requirements of the marketplace and achieve market acceptance. There can be no assurance that products or technologies developed by others will not render our products non-competitive or obsolete. If we are unable, for technological or other reasons, to develop and market new products or product enhancements in a timely and cost-effective manner, our business, financial condition and operating results could be materially adversely affected.

WE SELL PRODUCTS TO CUSTOMERS IN CYCLICAL INDUSTRIES, WHICH ARE SUBJECT TO SIGNIFICANT DOWNTURNS THAT COULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS.

     We sell products to customers in cyclical industries, which have experienced economic and industry downturns. These markets for our electronic components and sensors and electronics manufacturing services products have softened and may continue to soften in the future. We incurred sizeable net losses in each of 2001 and 2002 of approximately $45.4 million and $17.9 million, respectively. We may face reduced end-customer demand, underutilization of our manufacturing capacity, changes in our revenue mix and other factors that could adversely affect our results of operations in the near term. We cannot predict whether we will achieve profitability in future periods.

     Deterioration of revenues and earnings, beyond current levels, could have a negative effect on our business, financial condition and operating results. This could also have a negative effect on the price of our common stock and could also make it difficult for us to service our debt, including our obligations under our credit facility and our 6 1/2% convertible subordinated debentures, and comply with the covenants in our credit facility and other agreements governing our indebtedness. Violation of the

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covenants in our credit facility could require substantial fees to our banks until the violation is corrected. In the event the violation cannot be corrected, all of the indebtedness under our credit facility and the 6 1/2% convertible subordinated debentures, as well as certain other indebtedness, may be accelerated. If our indebtedness is accelerated, we cannot be certain that we will have sufficient funds to pay the accelerated indebtedness or that we will have the ability to refinance the accelerated indebtedness on terms favorable to us or at all.

OUR OPERATING RESULTS VARY SIGNIFICANTLY FROM PERIOD TO PERIOD.

     We experience fluctuations in our operating results. Some of the principal factors that contribute to these fluctuations are:

     - changes in demand for our products and services;

     - our effectiveness in managing manufacturing processes, costs and timing of our component purchases so that components are available when needed for production, while mitigating the risks of purchasing inventory in excess of immediate production needs;

     - the degree to which we are able to utilize our available manufacturing capacity;

     - changes in the cost and availability of labor and components, which often occur in the electronics manufacturing industry and which affect our margins and our ability to meet delivery schedules;

     - general economic and served industry conditions; and

     - local conditions and events that may affect our production volumes, such as labor conditions, political instability and local holidays.

     In addition, due to the significant differences in the operating income margins in our two reporting segments, the mix of sales between our Components and Sensors segment and our EMS segment affect our operating results from period to period. We expect that operating income margins in our EMS business will decline in the near term due to continued pricing pressure from our customers. In addition, although our restructuring activities and relocation of some of our manufacturing operations to Asia should result in improved operating income margins in our Components and Sensors segment, we can provide no assurances that this will occur.

WE MAY FURTHER RESTRUCTURE OUR OPERATIONS, WHICH MAY MATERIALLY ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS.

     In 2001, 2002 and 2003, we recorded restructuring and impairment charges of $40.0 million, $18.3 million and $4.6 million, respectively, relating to costs incurred to effect operational improvements and related organizational realignments, primarily in our Components and Sensors segment. We completed these restructuring actions, including the relocation of certain manufacturing operations, in 2003. We may incur additional restructuring and impairment charges in the future if circumstances warrant. If we restructure our operations in the future and are unsuccessful in implementing our restructuring plans, we may experience disruptions in our operations and higher ongoing costs, which may materially adversely affect our business, financial condition and operating results.

WE FACE RISKS RELATING TO OUR INTERNATIONAL OPERATIONS.

     Because we have significant international operations, our operating results and financial condition could be materially adversely affected by economic, political, health, regulatory and other factors existing in foreign countries in which we operate. Our international operations are subject to inherent risks, which may materially adversely affect us, including:

     - political and economic instability in countries in which our products are manufactured;

     - expropriation or the imposition of government controls;

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     - changes in government regulation;

     - export license requirements;

     - trade restrictions;

     - earnings expatriation restrictions;

     - exposure to different legal standards;

     - less favorable intellectual property laws;

     - health conditions and standards;

     - currency controls;

     - fluctuations in exchange rates;

     - increases in the duties and taxes we pay;

     - high levels of inflation or deflation;

     - greater difficulty in collecting our accounts receivable and longer payment cycles;

     - changes in labor conditions and difficulties in staffing and managing our international operations;

     - limitations on insurance coverage against geopolitical risks, natural disasters and business operations; and

     - communication among and management of international operations.

In addition, these same factors may also place us at a competitive disadvantage to some of our foreign competitors.

     To respond to competitive pressures and customer requirements, we may further expand internationally at lower cost locations, particularly in Asia. If we continue to expand in these locations, we may incur additional capital expenditures. We cannot assure you that we will realize the anticipated strategic benefits of our international operations or that our international operations will contribute positively to, and not adversely affect, our business, financial condition and operating results.

     Furthermore, because a significant portion of our products is manufactured in Asia, primarily in China and Taiwan, any conflict or uncertainty in these countries, including due to public health or safety concerns, such as Severe Acute Respiratory Syndrome (SARS), or natural disasters, such as earthquakes, could have a material adverse effect on our business, financial condition and operating results. In addition, if the government of any country in which our products are manufactured or sold sets technical standards for products made in or imported into their country that are not widely shared, some of our customers may suspend imports of their products into that country, require manufacturers in that country to manufacture products with different technical standards or disrupt cross-border manufacturing partnerships, which, in each case, could materially adversely affect our business, financial condition and operating results.

WE ARE EXPOSED TO FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES THAT HAVE ADVERSELY AFFECTED, AND MAY CONTINUE TO ADVERSELY AFFECT, OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS.

     We transact business in various foreign countries. We present our consolidated financial statements in U.S. dollars, but a portion of our revenues and expenditures is transacted in other currencies. As a result, we are exposed to fluctuations in foreign currencies. We have currency exposure arising from both sales and purchases denominated in currencies other than the U.S. dollar. Volatility in the exchange rates between the foreign currencies and the U.S. dollar could harm our business, financial condition and operating results. Furthermore, to the extent we sell our products in foreign markets, currency fluctuations may result in our products becoming too expensive for foreign customers. For example, our EMS business located in the United Kingdom sells primarily in U.S. dollars while most of the operating expenses and some material purchases are made in U.K. pounds sterling. Accordingly, when the U.S. dollar weakens against the U.K. pound
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sterling, our EMS segment operating results generally worsen. As the U.S. dollar strengthens against the U.K. pound sterling and the Euro, our Components and Sensors segment operating results generally worsen. We also manufacture products in China, most of which we sell in U.S. dollars. An appreciation of the Chinese renminbi against the U.S. dollar would increase our expenses when translated into U.S. dollars.

IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY OR WE INFRINGE, OR ARE ALLEGED TO INFRINGE, ON ANOTHER PERSON'S INTELLECTUAL PROPERTY, OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS COULD BE MATERIALLY ADVERSELY AFFECTED.

     The success of our business depends, in part, upon our ability to protect trade secrets, copyrights and patents, obtain or license patents and operate without infringing on the intellectual property rights of others. We rely on a combination of trade secrets, copyrights, patents, nondisclosure agreements and technical measures to protect our proprietary rights in our products and technology. The steps taken by us in this regard may not be adequate to prevent misappropriation of our technology. In addition, the laws of some foreign countries in which we operate do not protect our proprietary rights to the same extent as do the laws of the United States. Although we continue to evaluate and implement protective measures, we cannot assure you that these efforts will be successful. Our inability to protect our intellectual property rights could diminish or eliminate the competitive advantages that we derive from our technology, cause us to lose sales or otherwise harm our business.

     We believe that patents will continue to play an important role in our business. However, we cannot assure you that we will be successful in securing patents for claims in any pending patent application or that any issued patent will provide us with any competitive advantage. We also cannot assure you that the patents will not be challenged by third parties or that the patents of others will not materially adversely affect our ability to do business.

     We may become involved in litigation in the future to protect our intellectual property or because others may allege that we infringe on their intellectual property. These claims and any resulting lawsuit could subject us to liability for damages and invalidate our intellectual property rights. If an infringement claim is successfully asserted by a holder of intellectual property rights, we may be required to cease marketing or selling certain products, pay a penalty for past infringement and spend significant time and money to develop a non-infringing product or process or to obtain licenses for the technology, process or information from the holder. We may not be successful in the development of a non-infringing alternative, or licenses may not be available on commercially acceptable terms, if at all, in which case we may lose sales and profits. In addition, any litigation could be lengthy and costly and could materially adversely affect us even if we are successful in the litigation.

WE ARE SUBJECT TO A VARIETY OF ENVIRONMENTAL LAWS AND REGULATIONS THAT EXPOSE US TO POTENTIAL FINANCIAL LIABILITY.

     Our operations are regulated by a number of federal, state, local and foreign environmental and safety laws and regulations that govern, among other things, the discharge of hazardous materials into the air and water as well as the handling, storage and disposal of these materials. These laws and regulations include the Clean Air Act, the Clean Water Act, the Resource, Conservation and Recovery Act and the Comprehensive Environmental Response, Compensation and Liability Act, as well as analogous state and foreign laws. Compliance with these environmental laws is a major consideration for us because we use hazardous materials in our manufacturing processes. If we violate environmental laws or regulations, we could be held liable for substantial fines, damages, and costs of remedial actions. Our environmental permits could also be revoked or modified, which could require us to cease or limit production at one or more of our facilities, thereby materially adversely affecting our business, financial condition and operating results. Environmental laws and requirements, including environmental laws in the European Union and other foreign jurisdictions, have generally become more stringent over time and could continue to do so, imposing greater compliance costs and increasing risks and penalties associated with any violation, which also could materially affect our business, financial condition and operating results.

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     In addition, because we are a generator of hazardous wastes, even if we fully comply with applicable environmental laws and requirements, we may be subject to financial exposure for costs, including costs of an investigation and any remediation, associated with contaminated sites at which hazardous substances from our operations have been stored, treated or disposed of. We may also be subject to exposure for such costs at sites that we currently own or operate or formerly owned or operated. Such exposure may be joint and several, so that we may be held responsible for more than our share of the contamination or even for the entire contamination.

     We have been notified by the Environmental Protection Agency, state environmental agencies and, in some cases, generator groups that we are or may be a potentially responsible party regarding hazardous substances at several sites not owned or operated by us, as well as several sites that we own. Although we estimate our potential liability with respect to environmental violations or alleged violations and other environmental liabilities and reserve for such matters, we cannot assure you that our reserves will be sufficient to cover the actual costs that we incur as a result of these matters. We also cannot assure you that additional contamination will not be found in the future, either at sites currently known to us or at other sites. Any liability we may have for such matters could materially adversely affect our business, financial condition and operating results.

WE INTEND TO EXPLORE ACQUISITIONS, JOINT VENTURES AND OTHER TRANSACTIONS THAT COMPLEMENT OR EXPAND OUR BUSINESS. WE MAY NOT BE ABLE TO COMPLETE SUCH TRANSACTIONS AND SUCH TRANSACTIONS, IF EXECUTED, POSE SIGNIFICANT RISKS AND MAY MATERIALLY ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS.

     We intend to explore opportunities to buy other businesses or technologies that could complement, enhance or expand our current business or product lines or that might otherwise offer us growth opportunities. We may have difficulty finding such opportunities or, if we do identify such opportunities, we may not be able to complete such transactions for reasons including a failure to secure financing. Any transactions that we are able to identify and complete may involve a number of risks, including:

     - the diversion of our management's attention from our existing business to integrate the operations and personnel of the acquired or combined business or joint venture;

     - possible adverse effects on our operating results during the integration process; and

     - our possible inability to achieve the intended objectives of the transaction.

     In addition, we may not be able to successfully or profitably integrate, operate, maintain and manage our newly acquired operations or employees. We may not be able to maintain uniform standards, controls, procedures and policies, and this may lead to operational inefficiencies. In addition, future acquisitions may result in dilutive issuances of equity securities or the incurrence of additional debt.

WE MAY EXPERIENCE RAW MATERIAL SHORTAGES AND SHORTAGES OF REQUIRED ELECTRONIC COMPONENTS, WHICH COULD CAUSE US TO DELAY SHIPMENTS TO CUSTOMERS AND REDUCE OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS.

     In the past, from time to time, there have been shortages in certain raw materials used in the manufacture of our components and sensors and certain electronic components purchased by us and incorporated into assemblies and subassemblies. Unanticipated raw material or electronic component shortages may prevent us from making scheduled shipments to customers. Our inability to make scheduled shipments could cause us to experience a shortfall in revenue, increase our costs and adversely affect our relationship with affected customers and our reputation as a reliable service provider. Raw material and electronic component shortages may also increase our cost of goods sold because we may be required to pay higher prices for raw materials or electronic components in short supply and order such raw materials or electronic components in greater quantities to compensate for variable delivery times. As a result, raw material or electronic component shortages could adversely affect our operating results for a particular period due to the resulting revenue shortfall and increased costs.

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OUR CREDIT FACILITY AND THE AGREEMENTS GOVERNING OUR 6 1/2% CONVERTIBLE
SUBORDINATED DEBENTURES CONTAIN PROVISIONS THAT COULD MATERIALLY RESTRICT OUR BUSINESS.

     Our credit facility contains a number of significant covenants that, among other things, limit our ability to:

     - dispose of assets;

     - incur additional debt (including pursuant to capital leases);

     - guarantee third-party obligations;

     - repay other debt or amend subordinated debt instruments;

     - create liens on assets;

     - make investments, loans or advances;

     - make acquisitions or engage in mergers or consolidations;

     - make capital expenditures; and

     - engage in certain transactions with our subsidiaries and affiliates.

In addition, under our credit facility, we are required to meet a number of financial ratios and tests.

     The agreements governing our 6 1/2% convertible subordinated debentures contain covenants that, among other things, limit our ability to:

     - pay dividends on, redeem or repurchase capital stock;

     - make payments with respect to any indebtedness that ranks junior to our 6 1/2% convertible subordinated debentures; and

     - engage in certain transactions with our subsidiaries and affiliates.

     The restrictions contained in our credit facility and in the agreements governing our 6 1/2% convertible subordinated debentures could limit our ability to plan for or react to market conditions or meet capital needs or could otherwise restrict our activities or business plans. These restrictions could adversely affect our ability to finance our operations, strategic acquisitions, investments or other capital needs or to engage in other business activities that could be in our interests.

     Our ability to comply with these covenants may be affected by events beyond our control. If we breach any of these covenants or restrictions, it could result in an event of default under our credit facility, the agreements governing our 6 1/2% convertible subordinated debentures, or documents governing any other existing or future indebtedness. A default, if not cured or waived, may permit acceleration of our indebtedness. In addition, our lenders could terminate their commitments to make further extensions of credit under our credit facility. If our indebtedness is accelerated, we cannot be certain that we will have sufficient funds to pay the accelerated indebtedness or that we will have the ability to refinance accelerated indebtedness on terms favorable to us or at all.

LOSS OF OUR KEY MANAGEMENT AND OTHER PERSONNEL, OR AN INABILITY TO ATTRACT SUCH MANAGEMENT AND OTHER PERSONNEL, COULD MATERIALLY AFFECT OUR BUSINESS.

     We depend on our senior executive officers and other key personnel to run our business. We do not have long-term retention contracts with our key personnel. The loss of any of these officers or other key personnel could adversely affect our operations. Competition for qualified employees among companies that rely heavily on engineering and technology is at times intense, and the loss of qualified employees or an inability to attract, retain and motivate additional highly skilled employees required for the operation and expansion of our business could hinder our ability to conduct research activities successfully and develop marketable products.

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